                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported): February 29, 2000 (February 11, 2000)

                               WORLD ACCESS, INC.
               (Exact Name of Registrant as Specified in Charter)



      DELAWARE                       0-29782                    58-2398004
     (State of                (Commission File No.)          (I.R.S. Employer
   Incorporation)                                            Identification No.)



                       945 E. PACES FERRY ROAD, SUITE 2200
                             ATLANTA, GEORGIA 30326
          (Address of principal executive offices, including zip code)


                                 (404) 231-2025
              (Registrant's telephone number, including area code)











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ITEM 5.   OTHER EVENTS.

On February 11, 2000, World Access, Inc. ("World Access") entered into a definitive agreement to merge with Communication TeleSystems International d/b/a WorldxChange Communications ("WorldxChange"). WorldxChange, a private, multinational telecommunications service provider, operates 45 switches in 12 countries and offers an array of telecommunications services concentrating on the needs of business and residential customers.

Pursuant to terms of the merger agreement, shareholders of WorldxChange will receive approximately 31 million shares of World Access Common Stock, subject to adjustment under certain circumstances. In addition, World Access will assume approximately $225 million in WorldxChange debt and will provide bridge financing to WorldxChange in an amount up to $30 million. The merger is expected to close by the end of the second quarter of 2000. The merger agreement also provides that immediately following the effective time of the merger World Access will cause one designee of WorldxChange to be elected to the Board of Directors of World Access.


The merger is subject to, among other things, certain regulatory approvals and approval by the shareholders of World Access and WorldxChange. The transaction is intended to qualify as a tax free reorganization and will be accounted for as a purchase transaction.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits.


EXHIBIT
NUMBER                           DESCRIPTION
------                           -----------


  99             Press Release, issued February 14, 2000.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            WORLD ACCESS, INC.



Date: February 29, 2000                     By: /s/ MARTIN D. KIDDER
                                                -------------------------
                                            Martin D. Kidder
                                            Vice President and Controller


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                                  EXHIBIT INDEX

EXHIBIT
NUMBER                           DESCRIPTION
------                           -----------

  99             Press Release, issued February 14, 2000


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